CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Global Medium-Term Notes, Series A	$3,910,000	$533.32

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

February 2013
Pricing Supplement No. 86
Registration Statement No. 333-169119
Dated February 28, 2013
Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS
Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due March 5, 2020, With 3-Year Initial Non-Call Period
With Contingent Quarterly Payments and Payment at Maturity Subject to the Performance of the S&P 500® Index

Contingent Income Auto-Callable Securities (the “securities”) offer the opportunity for investors to earn a contingent quarterly payment equal to 1.20% of the stated principal amount with respect to each quarterly determination date on which the index closing level is greater than or equal to 75% of the initial index value, which we refer to as the coupon barrier level. However, if on any determination date the index closing level is less than the coupon barrier level, you will not receive any contingent quarterly payment for that quarterly period. In addition, after an initial 3-year non-call period, if the index closing level is greater than or equal to the initial index value on any determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent quarterly payment. At maturity, if the securities have not previously been redeemed and the final index value is greater than or equal to the downside threshold level of 50% of the initial index value, the payment at maturity will be the stated principal amount and, if the final index value is also greater than or equal to the coupon barrier level, the related contingent quarterly payment. If, however, the final index value is less than the downside threshold level, investors will be exposed to the decline in the underlying index on a 1 to 1 basis and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly payments throughout the 7-year term of the securities. The securities do not guarantee any return of principal at maturity and investors could lose their entire investment in the securities. Investors will not participate in any appreciation of the underlying index. The securities are senior notes issued as part of Barclays Bank PLC’s Global Medium-Term Notes Program. The securities are not, either directly or indirectly, an obligation of any third party, and any payment to be made on the securities depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due.

SUMMARY TERMS
Issuer:	Barclays Bank PLC
Underlying index:	S&P 500® (the “Index”)
Aggregate principal amount:	$3,910,000
Stated principal amount:	$10 per security
Issue price:	$10 per security (See “Commissions and Issue Price” below)
Pricing date:	February 28, 2013 (or if such day is not a scheduled trading day, the next succeeding scheduled trading day).
Issue date:	March 5, 2013 (3 business days after the pricing date)
Maturity date:	March 5, 2020
Early redemption:

The securities are not subject to early redemption until approximately three years after the issue date. If, on any determination date on or after February 29, 2016 (each, a “redemption determination date”), the index closing level is greater than or equal to the initial index value, the securities will be automatically redeemed for an early redemption payment on the third business day following the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related redemption determination date.
Contingent quarterly payment:	•

If, on any determination date, the index closing level is greater than or equal to the coupon barrier level, we will pay a contingent quarterly payment of $0.120 (1.200% of the stated principal amount) per security on the related contingent payment date.

• If, on any determination date, the index closing level is less than the coupon barrier level, no contingent quarterly payment will be made with respect to that determination date.
Determination dates:

May 28, 2013, August 28, 2013, November 29, 2013, February 28, 2014, May 28, 2014, August 28, 2014, November 28, 2014, March 2, 2015, May 28, 2015, August 28, 2015, November 30, 2015, February 29, 2016, May 31, 2016, August 29, 2016, November 28, 2016, February 28, 2017, May 30, 2017, August 28, 2017, November 28, 2017, February 28, 2018, May 29, 2018, August 28, 2018, November 28, 2018, February 28, 2019, May 28, 2019, August 28, 2019, November 29, 2019 and March 2, 2020 (subject to postponement for non-index business days if a market disruption event occurs or is continuing with respect to the underlying index on any determination date). We also refer to March 2, 2020 as the final determination date.

Redemption determination dates:

February 29, 2016, May 31, 2016, August 29, 2016, November 28, 2016, February 28, 2017, May 30, 2017, August 28, 2017, November 28, 2017, February 28, 2018, May 29, 2018, August 28, 2018, November 28, 2018, February 28, 2019, May 28, 2019, August 28, 2019, November 29, 2019 and March 2, 2020 (subject to postponement for non-index business days or if a market disruption event occurs or is continuing with respect to the underlying index on any redemption determination date). We also refer to March 2, 2020 as the final redemption determination date.

Contingent payment dates:

With respect to each determination date other than the final determination date, the third business day after the related determination date; provided that if any such day is not a business day, the contingent quarterly payment (if any) will be made on the next succeeding business day and no adjustment will be made to any contingent quarterly payment made on that succeeding business day; provided further that the contingent quarterly payment, if any, with respect to the final determination date shall be paid on the maturity date.

Payment at maturity:	• If the final index value is greater than or equal to the downside threshold level:
the stated principal amount and, if the final index value is also greater than or equal to the coupon barrier level, the contingent quarterly payment with respect to the final determination date; or
• If the final index value is less than the downside threshold level:

(i) the stated principal amount multiplied by (ii) the index performance factor. In this case, the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero.

You may lose up to 100% of your investment in the securities. Any payment on the securities is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of
Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this pricing supplement.

Coupon barrier level:	1,136.01, which is equal to 75% of the initial index value
Downside threshold level:	757.34, which is equal to 50% of the initial index value
Index closing level:

With respect to any date, the index closing level published at the regular weekday close of trading on that date as displayed on Bloomberg Professional® service page “SPX<Index>“ or any successor page on Bloomberg Professional® service or any successor service, as applicable. In certain circumstances, the index closing level will be based on the alternate calculation of the Index as described in “Reference Assets—Adjustments Relating to Securities with the Reference Asset Comprised of

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Contingent Income Auto-Callable Securities due March 5, 2020, With 3-Year Initial Non-Call Period
With Contingent Quarterly Payments and Payment at Maturity Subject to the Performance of the S&P 500® Index

an Index or Indices” starting on page S-102 of the accompanying prospectus supplement.
Index performance factor:	Final index value divided by the initial index value
Initial index value:	1,514.68, which is the index closing level on the pricing date
Final index value:	The index closing level on the final determination date
CUSIP:	06742C715
ISIN:	US06742C7157
Listing:	The securities will not be listed on any securities exchange.
Selected Dealer:	Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management” (“MSWM”))

Commissions and Issue Price:	Price to Public	Agent’s Commissions (1)	Proceeds to Issuer
Per security	$10.00	$0.350	$9.650
Total	$3,910,000	$136,850	$3,773,150

(1) MSSB and its financial advisors will collectively receive from the Agent, Barclays Capital Inc., a fixed sales commission of $0.350 for each security they sell. See “Supplemental Plan of Distribution.”

Investing in the Securities involves risks not associated with an investment in conventional debt securities. You should read this document together with the related prospectus, prospectus supplement and index supplement, each of which can be accessed via the hyperlinks below.

Prospectus dated August 31, 2010	Prospectus Supplement dated May 27, 2011	Index Supplement dated May 31, 2011

See “Additional Terms of the Securities” on page 3 of this pricing supplement. The securities will have the terms specified in the prospectus dated August 31, 2010, the prospectus supplement dated May 27, 2011, the index supplement dated May 31, 2011 and this pricing supplement. See “Risk Factors” on page 9 of this pricing supplement and “Risk Factors” beginning on page S-6 of the prospectus supplement for risks related to investing in the securities.

We may use this pricing supplement in the initial sale of the securities. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley Smith Barney LLC	Barclays Capital Inc.

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Contingent Income Auto-Callable Securities due March 5, 2020, With 3-Year Initial Non-Call Period
With Contingent Quarterly Payments and Payment at Maturity Subject to the Performance of the S&P 500® Index

Additional Terms of the Securities

You should read this pricing supplement together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated May 27, 2011 and the index supplement dated May 31, 2011 relating to our Global Medium-Term Notes, Series A, of which these securities are a part. This pricing supplement, together with the documents listed below, contain the terms of the securities and supersede all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement and the index supplement as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated August 31, 2010:
http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

•	Prospectus supplement dated May 27, 2011:
http://www.sec.gov/Archives/edgar/data/312070/000119312511152766/d424b3.htm

•	Index supplement dated May 31, 2011:
http://www.sec.gov/Archives/edgar/data/312070/000119312511154632/d424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

The securities constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction. In addition, the securities will not be guaranteed by the Federal Deposit Insurance Corporation under the FDIC’s temporary liquidity guarantee program.

In connection with this offering, Morgan Stanley Smith Barney LLC is acting in its capacity as a selected dealer.

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Contingent Income Auto-Callable Securities due March 5, 2020, With 3-Year Initial Non-Call Period
With Contingent Quarterly Payments and Payment at Maturity Subject to the Performance of the S&P 500® Index

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing level on each determination date, (2) the index closing level on each redemption determination date (starting on or after the 12th determination date of February 29, 2016) and (3) the final index value. Please see “Hypothetical Examples” beginning on page 6 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Payments (Beginning on the First Contingent Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Starting only on February 29, 2016)

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Contingent Income Auto-Callable Securities due March 5, 2020, With 3-Year Initial Non-Call Period
With Contingent Quarterly Payments and Payment at Maturity Subject to the Performance of the S&P 500® Index

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on page 6.

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Contingent Income Auto-Callable Securities due March 5, 2020, With 3-Year Initial Non-Call Period
With Contingent Quarterly Payments and Payment at Maturity Subject to the Performance of the S&P 500® Index

Hypothetical Examples

The below examples are based on the following terms:

Initial Index Value:	1,514.68
Downside Threshold Level:	757.34, which is 50% of the initial index value
Coupon Barrier Level:	1,136.01, which is 75% of the initial index value
Contingent Quarterly Payment:	$0.120 (1.200% of the stated principal amount,).
Stated Principal Amount:	$10 per security

In Example 1, the index closing level is greater than or equal to the initial index value on one of the determination dates on or after the twelfth determination date (a “redemption determination date”). Because the index closing level is greater than or equal to the initial index value on such a date, the securities are automatically redeemed on the related early redemption date. In Examples 2, 3, and 4, the index closing level is less than the initial index value on all of the redemption determination dates, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1—The securities are automatically redeemed following the 18th determination date (the redemption determination date occurring on August 28, 2017), as the index closing level is equal to the initial index value on such determination date. The underlying index declines substantially and the index closing level is at or above the coupon barrier level on only 8 of the 17 determination dates prior to (and excluding) the 18th determination date. Therefore, you would receive the contingent quarterly payments with respect to 8 determination dates (the 1st, 2nd, 3rd, 4th, 5th, 6th, 12th and 13th determination dates) and the early redemption payment as illustrated by the table below:

Determination Date(s)	Index Closing Level on Determination Date(s)	Total Contingent Quarterly Payment (s)	Early Redemption Payment
1 to 6	1200-1400	$0.120 x 6 = $0.720	N/A
7 to 11	800-1000	--	N/A
12* to 13	1250-1500	$0.120 x 2 = $0.240	N/A
14-17	700-1100	--	N/A
18	1,514.68	--**	$10.120

*Securities are subject to automatic redemption on or after the 12th determination date of February 29, 2016. Each determination date on or after the 12th determination date is also a redemption determination date.

**The early redemption payment includes the unpaid contingent quarterly payment with respect to the contingent payment date.

The total payment over the 4.5 year term of the securities is $0.720 + $0.240 + $10.120 = $11.080

Example 2—The securities are not redeemed prior to maturity, as the index closing level is less than the initial index value on all determination dates on or after the 12th determination date*. The index closing level is at or above the coupon barrier level on all 28 determination dates including the final determination date. Therefore, you would receive (i) the contingent quarterly payments with respect to the 27 determination dates prior to (and excluding) the final determination date and (ii) the payment at maturity calculated as $10.00 + $.12 = $10.12, as illustrated by the table below:

Determination Date(s)	Index Closing Level on Determination Date(s)	Total Contingent Quarterly Payment (s)	Payment at Maturity
1 to 6	1400-1500	$0.120 × 6 = $0.720	N/A
7 to 11	1300-1500	$0.120 × 5 = $0.600	N/A
12* to 17	1200-1500	$0.120 × 6 = $0.720	N/A
18 to 23	1150-1350	$0.120 × 6 = $0.720	N/A
24 to 27	1300-1500	$0.120 × 4 = $0.480	N/A
Final Determination Date	1,363.21	-**	$10.120

*Securities are subject to automatic redemption on or after the 12th determination date of February 29, 2016. Each determination date on or after the 12th determination date is also a redemption determination date.

**The payment at maturity includes the unpaid contingent quarterly payment with respect to the final determination date.

The total payment over the term of the securities is $0.720 + $0.600 + $0.720 + $0.720 + $0.480 + $10.120 = $13.360

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Contingent Income Auto-Callable Securities due March 5, 2020, With 3-Year Initial Non-Call Period
With Contingent Quarterly Payments and Payment at Maturity Subject to the Performance of the S&P 500® Index

This example illustrates the scenario where you receive a contingent quarterly payment on every contingent payment date throughout the term of the securities and receive your principal back at maturity. This example illustrates the maximum payments you can receive with respect to the securities.

Example 3—The securities are not redeemed prior to maturity, as the index closing levels less than the initial index value on all determination dates on or after the 12th determination date*. The index closing level is at or above the coupon barrier level on only 10 out of the 27 determination dates prior to (and excluding) the final determination date. On the final determination date, the underlying index closes below the coupon barrier level but above the downside threshold level. Therefore, you would receive (i) the contingent quarterly payments with respect to 10 determination dates (the 3rd, 4th, 12th, 13th, 14th, 18th, 19th, 20th, 21st and 27th determination dates and excluding the final determination date) and (ii) the payment at maturity equal to $10.00, as illustrated by the table below:

Determination Date(s)	Index Closing Level on Determination Date(s)	Total Contingent Quarterly Payment (s)	Payment at Maturity
1 to 2	800-1000	--	N/A
3 to 4	1200-1300	$0.120 × 2 = $0.240	N/A
5 to 11	750-950	--	N/A
12* to 14	1150-1400	$0.120 × 3 = $0.360	N/A
15 to 17	750-950	--	N/A
18 to 21	1200-1250	$0.120 × 4 = $0.480	N/A
22 to 26	800-1000	--	N/A
27	1450	$0.120 × 1 = $0.120	N/A
Final Determination Date	1,060.28	-	$10.000

*Securities are subject to automatic redemption on or after the 12th determination date of February 29, 2016. Each determination date on or after the 12thdetermination date is also a redemption determination date.

The total payment over the term of the securities is $0.240 + $0.360 + $0.480 + $0.120 + $10.00 = $11.200

Example 4—The securities are not redeemed prior to maturity, as the index closing level is less than the initial index value on all determination dates on or after the 12th determination date*. The index closing level is below the coupon barrier level on all of the determination dates and is also below the downside threshold level on the final determination date. Therefore, you would receive (i) no contingent quarterly payments and (ii) as the final index value is not only below the coupon barrier level but also below the downside threshold level, the payment at maturity calculated as $10.00 × 605.87/1,514.68 = $4.00, as illustrated by the table below:

Determination Date(s)	Index Closing Level on Determination Date(s)	Total Contingent Quarterly Payment (s)	Payment at Maturity
1 to 6	750-950	—	N/A
7 to 11	800-1000	—	N/A
12* to 17	760-980	—	N/A
18 to 23	900-1100	—	N/A
24 to 27	750-1000	—	N/A
Final Determination Date	605.87	—	$4.000

*Securities are subject to automatic redemption on or after the 12th determination date of February 29, 2016. Each determination date on or after the 12th determination date is also a redemption determination date.

The total payment over the 7-year term of the securities is $0 + $4.000 = $4.000.

Example 5—The securities are not redeemed prior to maturity, as the index closing level is less than the initial index value on all determination dates on or after the 12th determination date*. The index closing level is below the coupon barrier level on all of the determination dates and is also below the downside threshold level on the final determination date Therefore, you would receive (i) no contingent quarterly payments and (ii) as the final index value is not only below the coupon barrier level but also below the downside threshold level, the payment at maturity is calculated as $10.00 × 0/1,514.68= $0, as illustrated by the table below:

Determination Date(s)	Index Closing Level on Determination Date(s)	Total Contingent Quarterly Payment (s)	Payment at Maturity
1 to 6	690-890	—	N/A
7 to 11	800-1000	—	N/A
12* to 17	750-950	—	N/A
18 to 23	770-850	—	N/A
24 to 27	900-1100	—	N/A
Final Determination Date	0	—	$0

*Securities are subject to automatic redemption on or after the 12th determination date of February 29, 2016. Each determination date on or after the 12th determination date is also a redemption determination date.

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With Contingent Quarterly Payments and Payment at Maturity Subject to the Performance of the S&P 500® Index

The total payment over the 7-year term of the securities is $0 + $0 = $0.

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Contingent Income Auto-Callable Securities due March 5, 2020, With 3-Year Initial Non-Call Period
With Contingent Quarterly Payments and Payment at Maturity Subject to the Performance of the S&P 500® Index

Risk Factors

An investment in the Securities involves significant risks. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities. Investing in the Securities is not equivalent to investing directly in the S&P 500® Index. The following is a non-exhaustive list of certain key risk factors for investors in the Securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” in the prospectus supplement and the index supplement, including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;
•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;
•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest”;
•	“Risk Factors—Additional Risks Relating to Securities Which We May Call or Redeem (Automatically or Otherwise);
•	“Risk Factors—Additional Risks Relating to Securities with a Maximum Return, Maximum Rate, Ceiling or Cap”
•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level; and
•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds.”

■

The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final index value is less than the downside threshold level, you will be exposed to the decline in the index closing level, as compared to the initial index value, on a 1 to 1 basis and you will receive an amount equal to the stated principal amount multiplied by the index performance factor, which will be less than 50% of the stated principal amount and could be zero.

■

You will not receive any contingent quarterly payment for any quarterly period where the index closing level for the relevant determination date is less than the coupon barrier level. A contingent quarterly payment will be made with respect to a quarterly period only if the index closing level on the relevant determination date is greater than or equal to the coupon barrier level. If the index closing level is lower than the coupon barrier level on the relevant determination date, you will not receive a contingent quarterly payment on the relevant contingent payment date. If the index closing level remains below the coupon barrier level for extended periods of time or even throughout the entire 7-year term of the securities, you will receive few or no contingent quarterly payments.

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Each contingent quarterly payment is based solely on the index closing level on the relevant determination date and the payment at maturity is based solely on the final index value. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the index closing level on the relevant determination date. The payment at maturity depends solely on the final index value. As a result, you will not know whether you will receive the contingent quarterly payment until the related determination date. Moreover, because the contingent quarterly payment is based solely on the index closing level on a specific determination date, as applicable, if such index closing level is less than the coupon barrier level, you will not receive any contingent quarterly payment with respect to such determination date, even if the index closing level was higher on other days during the term of the securities. Because the payment at maturity is based solely on the final index value, if the final index value is less than the downside threshold level, you will receive less than 50% of the stated principal amount of your securities and could be zero.

■

Not equivalent to investing in the underlying index. Investing in the securities is not equivalent to investing in the underlying index or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlying index.

■

Adjustments to the underlying index could adversely affect the value of the securities. The underlying index publisher may discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

■

Investors will not participate in any appreciation in level of the underlying index. Investors will not participate in any appreciation in the level of the underlying index from the initial index value, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the index closing level or the final index value, as applicable, is greater than or equal to the coupon barrier level. It is possible that the index closing level could be below the coupon barrier level on most or all of the determination dates so that you will receive few or no contingent quarterly payments.

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Contingent Income Auto-Callable Securities due March 5, 2020, With 3-Year Initial Non-Call Period
With Contingent Quarterly Payments and Payment at Maturity Subject to the Performance of the S&P 500® Index

If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

■

You should be willing to hold the securities to maturity. If you sell the securities prior to maturity in the secondary market, if any, you may have to sell the securities at a loss relative to your initial investment even if the price of the underlying index is above the downside threshold level.

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Reinvestment risk. The term of your investment in the securities may shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to invest in a lower interest rate environment. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities in a comparable investment with a similar level of risk in the event the securities are called prior to the maturity date. However, under no circumstances will the securities be redeemed in the first three years of the term of the securities.

■

Market price influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the securities in the secondary market, including:

	○	the volatility (frequency and magnitude of changes in value) of the S&P 500® Index,

	○	whether the index closing level of the S&P 500® Index has been below the coupon barrier level on any determination date,

○

geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying index or securities markets generally and which may affect the value of the underlying index,

	○	dividend rates on the securities underlying the S&P 500® Index,

	○	the time remaining until the securities mature,

	○	interest and yield rates in the market,

	○	the availability of comparable instruments,

	○	the composition of the S&P 500® Index and changes in the constituent stocks of such index, and

	○	any actual or anticipated changes in our credit ratings or credit spreads.

You may receive less or possibly significantly less, than the stated principal amount per securities if you try to sell your securities prior to maturity.

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The securities are subject to the credit risk of the Issuer, Barclays Bank PLC. The securities are senior unsecured debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and are not guaranteed by a third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

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The securities will not be listed on any securities exchange and secondary trading may be limited. There may be little or no secondary market for the securities. We do not intend to list the securities on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the securities in the secondary market but are not required to do so and may cease any such market making activities at any time. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price, if any, at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. Accordingly, you should be willing to hold your securities to maturity.

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The inclusion of commissions and projected profit from hedging in the issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC is willing to purchase the securities in any secondary market transactions will likely be lower than the issue price since the issue price includes, and secondary market prices are likely to exclude, commissions paid

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Contingent Income Auto-Callable Securities due March 5, 2020, With 3-Year Initial Non-Call Period
With Contingent Quarterly Payments and Payment at Maturity Subject to the Performance of the S&P 500® Index

with respect to the securities, as well as the projected profit included in the cost of hedging the issuer’s obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by Barclays Bank PLC, as a result of dealer discounts, mark-ups or other transaction costs and the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase the securities from you in secondary market transactions will likely be lower than the price you paid for the securities, and any sale prior to the maturity date could result in a substantial loss to you.

■

Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the securities. Hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities (and to other instruments linked to the underlying index or its component stocks) on or prior to the pricing date and prior to maturity could adversely affect the value of the underlying index and, as a result, could decrease the amount an investor may receive on the securities at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value and, therefore, could increase (i) the value at which the underlying index must close on any redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment, (ii) the coupon barrier level, which is the value at which the underlying index must close on any determination date so that you receive a contingent quarterly payment on the securities and (iii) the downside threshold level, which is the value at which the underlying index must close on the final determination date so that you are not exposed to the negative performance of the underlying index at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the underlying index on the redemption determination dates and the determination dates and, accordingly, whether we redeem the securities prior to maturity, pay a contingent quarterly payment on the securities and the amount of cash you will receive at maturity, if any.

■

The calculation agent will make determinations with respect to the securities. As calculation agent, Barclays Bank PLC will determine the initial index value, the downside threshold level, the coupon barrier level the final index value, the payment at maturity, whether the contingent quarterly payment will be paid on each contingent payment date, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the initial index value or other variables and the payment that you will receive upon an automatic early redemption or at maturity, if any. Determinations made by Barclays Bank PLC, in its capacity as calculation agent, including with respect to the occurrence or nonoccurrence of market disruption events, may affect the payout to you upon an automatic early redemption or at maturity.

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Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.

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Higher contingent quarterly payments are generally associated with a greater risk of loss. Greater expected volatility with respect to the underlying index reflects a higher expectation as of the pricing date that the price of the underlying index could close below the downside threshold level on the final determination date of the securities. This greater expected risk will generally be reflected in a higher contingent quarterly payment for that security. However, while the contingent quarterly payment is set on the pricing date, the underlying index’s volatility may change significantly over the term of the securities. The price of the underlying index for your securities could fall sharply, which could result in a significant loss of principal.

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Suitability of the securities for investment. You should reach a decision to invest in the securities after carefully considering, with your advisors, the suitability of the securities in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement, and the prospectus. Neither the Issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the securities for investment.

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The U.S. federal income tax treatment of an investment in the securities is uncertain. The U.S. federal income tax treatment of the securities is uncertain and the Internal Revenue Service could assert that the securities should be taxed in a manner that is different than described below. As discussed further in the accompanying prospectus supplement, the Internal Revenue Service issued a notice in 2007 indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the securities at a rate that may exceed the contingent quarterly payments (if any) that you receive on the securities and whether all or part of the gain you may recognize upon the sale, exchange, early redemption or maturity of an instrument such as the securities should be treated as ordinary income. Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case (i) increase the likelihood that you will be required to accrue income in respect of the securities even if you do not receive any payments with respect to the securities until early

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redemption or maturity and (ii) require you to accrue income in respect of the securities in excess of any contingent quarterly payments you receive on the securities. The outcome of this process is uncertain. In addition, any character mismatch arising from your inclusion of ordinary income in respect of the contingent quarterly payments and capital loss (if any) upon the sale, exchange, early redemption or maturity of your securities may result in adverse tax consequences to you because an investor’s ability to deduct capital losses is subject to significant limitations. You should consult your tax advisor as to the possible alternative treatments in respect of the securities.

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S&P 500® Index Overview

The S&P 500® Index (the “S&P 500 Index”, the “Index” or the “underlying index”) is published by Standard & Poor’s Financial Services LLC (“S&P”). The S&P 500 Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market. The daily calculation of the index closing level of the S&P 500 Index, discussed below in further detail, is based on the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The underlying index does not reflect the payment of dividends on the component stocks included in the index. Because of this, the calculation of the final index value will not reflect the payment of dividends on these stocks that investors would receive if they were to purchase these stocks and hold them for a period equal to the term of the securities. The S&P 500 Index is reported by Bloomberg under the ticker symbol “SPX”.

The information on the S&P 500® Index provided in this pricing supplement should be read with the discussion under the heading “Non—Proprietary Indices—Equity Indices—S&P 500® Index” in the index supplement.

Information on the S&P 500® Index as of market close on February 28, 2013:

Bloomberg Ticker Symbol:	SPX
Index closing level on February 28, 2013:	1,514.68
52 Weeks Ago:	1,372.18
52 Week High :	1,530.94
52 Week Low:	1,278.04

The following graph sets forth the historical performance of the S&P 500 Index based on the weekly closing levels of the S&P 500 Index from January 2, 2004 through February 28, 2013. The related table sets forth the published high and low index closing levels as well as the end-of-quarter closing levels of the underlying index for each quarter from January 2, 2007 through February 28, 2013. The index closing level on February 28, 2013 was 1,514.68.

We obtained the index closing levels of the S&P 500 Index below from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. The historical levels of the S&P 500 Index should not be taken as an indication of future performance, and no assurance can be given as to the index closing level on any determination date. We cannot give you assurance that the performance of the S&P 500 Index will result in the return of any of your initial investment.

Underlying Index Historical Performance— January 3, 2006 to February 28, 2013

Past performance is not indicative of future results

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S&P 500® Index	High	Low	Period End
2007
First Quarter	1,459.68	1,374.12	1,420.86
Second Quarter	1,539.18	1,424.55	1,503.35
Third Quarter	1,553.08	1,406.70	1,526.75
Fourth Quarter	1,565.15	1,407.22	1,468.36
2008
First Quarter	1,447.16	1,273.37	1,322.70
Second Quarter	1,426.63	1,278.38	1,280.00
Third Quarter	1,305.32	1,106.39	1,166.36
Fourth Quarter	1,161.06	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1,071.66	879.13	1,057.08
Fourth Quarter	1,127.78	1,025.21	1,115.10
2010
First Quarter	1,174.17	1,056.74	1,169.43
Second Quarter	1,217.28	1,030.71	1,030.71
Third Quarter	1,148.67	1,022.58	1,141.20
Fourth Quarter	1,259.78	1,137.03	1,257.64
2011
First Quarter	1,343.01	1,256.88	1,328.26
Second Quarter	1,363.61	1,265.42	1,320.64
Third Quarter	1,353.22	1,119.46	1,131.42
Fourth Quarter	1,285.09	1,099.23	1,257.60
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,402.43
2013
First Quarter (through February 28, 2013)	1,530.94	1,457.15	1,514.68

Past performance is not indicative of future results

Disclaimer

Standard & Poor’s®, S&P 500® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The S&P 500® Index (the “Index”) is a product of S&P Dow Jones Indices LLC, and has been licensed for use by Barclays Bank PLC.

The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Index to track general market performance. S&P Dow Jones Indices’ only relationship to Barclays Bank PLC with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The Index is determined, composed and calculated by S&P Dow Jones Indices and/or its third party licensor(s) without regard to Barclays Bank PLC or the securities. S&P Dow Jones Indices has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within the Index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Index. It is possible that this trading activity will affect the value of the Index and the securities.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND

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EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND BARCLAYS BANK PLC, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	One business day prior to the related contingent payment date.
Index business day:

A day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for the underlying index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing.

Postponement of maturity date and contingent payment dates:

The maturity date and any contingent payment date will be postponed if the relevant determination date is postponed due to the occurrence or continuance of a market disruption event with respect to the underlying index on such relevant determination date. In such a case, the contingent payment date or maturity date, as the case may be, will be postponed by the same number of business days from but excluding the originally scheduled determination date; provided that the relevant determination date may not be postponed to a date later than the originally scheduled contingent payment date or maturity date, as the case may be, or if the originally scheduled contingent payment date or maturity date, as the case may be, is not a business day, later than the first business day after the originally scheduled contingent payment date or maturity date, as the case may be. See “Terms of the Notes — Maturity Date” and “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

Market Disruption Events and Adjustments:	The determination dates, the maturity date and the payment at maturity are subject to adjustment as described in the following sections of the prospectus supplement:

•

For a description of what constitutes a market disruption event with respect to the Index as well as the consequences of that market disruption event, see “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities; and

• For a description of further adjustments that may affect the Index, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index”.
Listing:	The securities will not be listed on any securities exchange.
Minimum ticketing size:	100 securities
Tax considerations:

The material tax consequences of your investment in the securities are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. Except as noted under “Non-U.S. Holders” below, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your securities as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement (for example, if you did not purchase your securities in the initial issuance of the securities). In addition, this discussion does not apply to you if you purchase your securities for less than the principal amount of the securities.

The U.S. federal income tax consequences of your investment in the securities are uncertain and the Internal Revenue Service could assert that the securities should be taxed in a manner that is different than described below. Pursuant to the terms of the securities, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your securities as a contingent income-bearing executory contract with respect to the underlying index.

If your securities are properly treated as a contingent income-bearing executory contract, it would be reasonable (i) to treat any contingent quarterly payments you receive on the securities as items of ordinary income taxable in accordance with your regular method of accounting for U.S. federal income tax purposes and (ii) to recognize capital gain or loss upon the sale, exchange, early redemption or maturity of your securities in an amount equal to the difference (if any) between the amount you receive at such time (other than amounts attributable to a contingent quarterly payment) and your basis in the securities for U.S. federal income tax purposes. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year, and otherwise should generally be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income. Any character mismatch arising from your inclusion of ordinary income in respect of the contingent quarterly payments and capital loss (if any) upon the sale, exchange, early redemption or maturity of your securities may result in adverse tax consequences to you because an investor’s ability to deduct capital losses is subject to significant limitations.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your

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securities in the manner described above. This opinion assumes that the description of the terms of the securities in this pricing supplement is materially correct.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW YOUR SECURITIES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF INVESTING IN THE SECURITIES.

Alternative Treatments. As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the securities, possibly with retroactive effect. Other alternative treatments for your securities may also be possible under current law. For example, it is possible that the securities could be treated as a debt instrument that is subject to the special tax rules governing contingent payment debt instruments. Under the contingent payment debt instrument rules, you generally would be required to accrue interest on a current basis in respect of the securities over their term based on the comparable yield and projected payment schedule for the securities and pay tax accordingly, even though these amounts may exceed the contingent quarterly payments (if any) that are made on the securities. You would also be required to make adjustments to your accruals if the actual amounts that you receive in any taxable year differ from the amounts shown on the projected payment schedule. In addition, any gain you may recognize on the sale, exchange, early redemption or maturity of the securities would be taxed as ordinary interest income and any loss you may recognize on the sale, exchange, early redemption or maturity of the securities would generally be ordinary loss to the extent of the interest you previously included as income without an offsetting negative adjustment and thereafter would be capital loss. You should consult your tax advisor as to the special rules that govern contingent payment debt instruments.

It is also possible that your securities could be treated as an investment unit consisting of (i) a debt instrument that is issued to you by us and (ii) a put option in respect of the underlying index that is issued by you to us. You should consult your tax advisor as to the possible consequences of this alternative treatment.

In addition, it is possible that (i) you should not include the contingent quarterly payments in income as you receive them and instead you should reduce your basis in your securities by the amount of the contingent quarterly payments that you receive; (ii) you should not include the contingent quarterly payments in income as you receive them and instead, upon the sale, exchange, early redemption or maturity of your securities, you should recognize short-term capital gain or loss in an amount equal to the difference between (a) the amount of the contingent quarterly payments made to you over the term of the securities (including any contingent quarterly payment received at early redemption or maturity or the amount of cash that you receive upon a sale or exchange that is attributable to the contingent quarterly payments to be made on the securities) and (b) the excess (if any) of (1) the amount you paid for your securities over (2) the amount of cash you receive upon the sale, exchange, early redemption or maturity (excluding any contingent quarterly payment received at early redemption or maturity or the amount of cash that you receive upon a sale or exchange that is attributable to the contingent quarterly payments to be made on the securities); or (iii) if a contingent quarterly payment is made at early redemption or maturity, such contingent quarterly payment should not separately be taken into account as ordinary income but instead should increase the amount of capital gain or decrease the amount of capital loss that you recognize at such time.

You should consult your tax advisor with respect to these possible alternative treatments.

For a further discussion of the tax treatment of your securities as well as other possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the securities. For additional, important considerations related to tax risks associated with investing in the securities, you should also examine the discussion in “Risk Considerations—The U.S. federal income tax treatment of an investment in the securities is uncertain”, in this pricing supplement.

Medicare Tax. As discussed under “Certain U.S. Federal Income Tax Considerations—Medicare Tax” in the accompanying prospectus supplement, certain U.S. holders will be subject to a 3.8% Medicare tax on their “net investment income” if their modified adjusted gross income for the taxable year is over a certain threshold. Net investment income will include any gain that a U.S. holder recognizes upon the sale, exchange, early redemption or maturity of the securities, unless such income is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether the Medicare tax would apply to any contingent quarterly

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payments that you receive on the securities, unless such contingent quarterly payments are derived in the ordinary course of the conduct of a trade or business (in which case the contingent quarterly payments should be treated as net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be treated as net investment income). Accordingly, U.S. holders that do not hold the securities in the ordinary conduct of a trade or business should consult their tax advisors regarding the application of the Medicare tax to the contingent quarterly payments.

“Specified Foreign Financial Asset” Reporting. Under legislation enacted in 2010, owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” generally include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your securities), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the securities.

Non-U.S. Holders. Barclays currently does not withhold on payments to non-U.S. holders. However, if Barclays determines that there is a material risk that it will be required to withhold on any such payments, Barclays may withhold on any contingent quarterly payments at a 30% rate, unless you have provided to Barclays (i) a valid Internal Revenue Service Form W-8ECI or (ii) a valid Internal Revenue Service Form W-8BEN claiming tax treaty benefits that reduce or eliminate withholding. If Barclays elects to withhold and you have provided Barclays with a valid Internal Revenue Service Form W-8BEN claiming tax treaty benefits that reduce or eliminate withholding, Barclays may nevertheless withhold up to 30% on any contingent quarterly payments it makes to you if there is any possible characterization of the contingent quarterly payments that would not be exempt from withholding under the treaty.

In addition, the Treasury Department has issued proposed regulations under Section 871(m) of the Internal Revenue Code, which could ultimately require us to treat all or a portion of any payment in respect of your securities, to the extent attributable to U.S.–source dividends, as a “dividend equivalent” payment that is subject to withholding tax at a rate of 30% (or a lower rate under an applicable treaty). However, such withholding would potentially apply only to payments made after December 31, 2013. You could also be required to make certain certifications in order to avoid or minimize such withholding obligations, and you could be subject to withholding (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. You should consult your tax advisor concerning the potential application of these regulations to payments you receive with respect to the securities when these regulations are finalized.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:

The net proceeds we receive from the sale of the securities will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

We, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the securities by taking positions in futures and options contracts on the underlying index and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the level, value or price of reference assets and their components, the market value of the securities or any amounts payable on the securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Employee Retirement Income Security Act” starting on page S-120 in the accompanying prospectus supplement.
Contact:

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management” (“MSWM”)) clients may contact their MSWM sales representative or MSWM’s principal executive offices at 2000 Westchester Avenue, Purchase, New York 10577 (telephone number 800-869-3326). A copy of each of these documents may be obtained from Barclays Bank PLC or the agent Barclays, at 1-888-227-2275 (Extension 2-3430) or 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

This pricing supplement represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus and prospectus supplement for this offering, which can be accessed via the hyperlinks on the front page of this document.

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Supplemental Plan of Distribution

MSSB and its financial advisors will collectively receive from the Agent, Barclays Capital Inc., a fixed sales commission of $0.350 for each security they sell. We expect that delivery of the securities will be made against payment for the securities on or about the issue date indicated on the cover of this pricing supplement, which will be the third business day following the expected pricing date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement.

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